UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	May 22, 2007
(Date of earliest event reported):	May 22, 2007

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure.

Fulton Financial Corporation ("Fulton") has posted an updated Investor Presentation on its Investor Information website at www.fult.com. The Investor Presentation, attached as Exhibit 99.1 and incorporated by reference, provides an overview of Fulton's strategy and performance. It is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

The Investor Presentation may contain forward-looking statements about Fulton’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio.  Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.  Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements; actions of the Federal Reserve Board; Fulton’s success in merger and acquisition integration; and customer acceptance of Fulton’s products and services. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 - Financial Statements and Exhibits.

          (d) Exhibits

               Exhibit No.               Description

                 99.1                         Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2007	FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer

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